Exhibit 99.1

Jack in the Box Inc. to Webcast Third Quarter Fiscal 2012 Earnings Conference Call on August 9

SAN DIEGO--(BUSINESS WIRE)--August 1, 2012--Jack in the Box Inc. (NASDAQ: JACK) will report third quarter fiscal 2012 operating results after market close on Wednesday, August 8, 2012, and the company will host a conference call to review the results on Thursday, August 9, 2012, beginning at 8:30 a.m. PT. The call will be webcast live over the Internet.

To access the live call through the Internet, log onto the Jack in the Box Inc. investors page at http://investors.jackinthebox.com at least 15 minutes prior to the call in order to download and install any necessary audio software. A playback of the call will be available through the conference-call link on the Jack in the Box Inc. investors page beginning at approximately 11:30 a.m. PT on August 9, 2012.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 20 states. Additionally, through a wholly owned subsidiary, the company operates and franchises Qdoba Mexican Grill®, a leader in fast-casual dining, with more than 600 restaurants in 42 states and the District of Columbia. For more information on Jack in the Box and Qdoba, including franchising opportunities, visit www.jackinthebox.com or www.qdoba.com.

CONTACT:
Jack in the Box Inc.
Investors:
Carol DiRaimo, 858-571-2407
or
Media:
Brian Luscomb, 858-571-2291